EXHIBIT 10.11

I, Kirk Kimerer, do hereby attest that I have the means necessary to satisfy the Note Payable for $250,000 due to Sibannac, Inc. as of August 31, 2015.

/s/ Kirk Kimerer

Kirk Kimerer

12/15/2015